EXHIBIT 21.1

SUBSIDIARIES OF ATLAS ENERGY GROUP, LLC

Name	Jurisdiction
Atlas Resource Partners, L.P.	Delaware
New Atlas Holdings, LLC	Delaware
Atlas Energy Company, LLC	Delaware
Atlas Resource Partners Holdings, LLC	Delaware
Atlas Noble, LLC	Delaware
Viking Resources, LLC	Pennsylvania
Atlas Energy Tennessee, LLC	Pennsylvania
Atlas Pipeline Tennessee, LLC	Pennsylvania
Atlas Energy Indiana, LLC	Indiana
Atlas Energy Ohio, LLC	Ohio
Atlas Resources, LLC	Pennsylvania
Atlas Energy Securities, LLC	Delaware
Anthem Securities, Inc.	Pennsylvania
Resource Energy, LLC	Delaware
Resource Well Services, LLC	Delaware
REI-NY, LLC	Delaware
Atlas Lightfoot, LLC	Delaware
ATLS Production Company, LLC	Delaware
Atlas Growth Partners GP, LLC	Delaware
Atlas Growth Partners, L.P.	Delaware
Atlas Growth Eagle Ford, LLC	Texas
Atlas Growth Holdings Operating Company, LLC	Delaware
Atlas Growth Eagle Ford Operating Company, LLC	Texas
Atlas Growth Texas, LLC	Texas
Atlas Growth Oklahoma, LLC	Oklahoma
Atlas Energy Colorado, LLC	Colorado
Atlas Energy Resource Services, Inc.	Delaware
Atlas Resource Finance Corporation	Delaware
ARP Barnett, LLC	Delaware
ARP Barnett Pipeline, LLC	Delaware
Atlas Barnett, LLC	Texas
ARP Eagle Ford, LLC	Texas
ARP Oklahoma, LLC	Oklahoma
ARP Production Company, LLC	Delaware
ARP Mountaineer Production, LLC	Delaware
ARP Rangely Production, LLC	Delaware